CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (No. 333-216521) on Schedule B of our report dated June 2, 2017 (June 29, 2017 as to “Significant subsequent events”) relating to the financial statements of the general account of Japan International Cooperation Agency as of and for the year ended March 31, 2017 appearing in this Annual Report on Form 18-K of Japan International Cooperation Agency for the year ended March 31, 2017.

/s/ DELOITTE TOUCHE TOHMATSU LLC

Tokyo, Japan

September 29, 2017

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (No. 333-216521) on Schedule B of our report dated June 2, 2017 relating to the financial statements of the finance and investment account of Japan International Cooperation Agency as of and for the year ended March 31, 2017 appearing in this Annual Report on Form 18-K of Japan International Cooperation Agency for the year ended March 31, 2017.

/s/ DELOITTE TOUCHE TOHMATSU LLC

Tokyo, Japan

September 29, 2017

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